Exhibit 99.1
FOR IMMEDIATE RELEASE: December 20, 2010

Investor Relations:	Joseph Cormier	Media Contact:	Lauren Peduzzi
	t: +1.703.883.2771		t : +1 703.738.2861
	e: investors@gtec-inc.com		e : media@gtec-inc.com
GTEC Completes the Acquisition of Signature Government Solutions, LLC
Adds Intelligence Community customer depth and comprehensive capabilities in mission-systems IT, Cyber Security and Intelligence Analysis
MCLEAN, Va., December 20, 2010 — Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, announced that on December 18, 2010, it completed the acquisition of Signature Government Solutions, LLC (SGS), for $52.5 million, in cash, exclusive of transaction fees and other adjustments as previously disclosed. GTEC funded the acquisition with its $100 million revolving credit facility. The deal is expected to be immediately accretive to GTEC’s diluted earnings per share.
SGS, founded in 2003 and headquartered in Herndon, Virginia, has strong operating margins and expects to generate $37 million in revenue in 2010 with strong growth prospects for 2011 and beyond. All of its over 220 direct employees hold Top Secret/Sensitive Compartmented Information clearances or higher and, in addition to Northern Virginia, the company has a substantial operation in the Ft. Meade, Maryland area.
John Stolberg, SGS’s Executive Vice President, who will stay and lead the business for GTEC stated, “We are very excited about the potential to bring a greater depth and breadth of technologies, capabilities and mission expertise to our customers as we combine forces with GTEC in the mission-critical national security marketplace. We are particularly energized about becoming part of GTEC, as their passion for the national security mission, customer focus, agility and pursuit of excellence in customer support and delivery makes for an excellent home and cultural match for our employees, and opens up exciting new opportunities for growth and development.”
John Hillen, President & CEO of GTEC commented, “We welcome SGS to the GTEC family as they bring a new depth to GTEC’s capabilities and customer footprint within the U.S. Intelligence Community. SGS’s core competencies and past performance in information systems architecture, cyber security and network engineering reinforce our ambition to be the leading mid-sized defense technology company that delivers comprehensive, mission-critical solutions to support the most pressing needs of our national security clients.”
About Signature Government Solutions, LLC
Signature Government Solutions, LLC (SGS) is a full-service IT and government solutions firm with a strong track record of past performance supporting mission-critical US intelligence, defense and law enforcement programs in highly secure environments. SGS has more than 200 cleared, highly skilled technical professionals with diverse backgrounds and broad experience in areas of: systems engineering, network engineering & telecommunications, IT security, intelligence analysis and solutions-based enterprise IT assessments.

About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions, and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about GTEC at www.gtec-inc.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including, but limited to the following: the uncertainty of the timing of regulatory review of the transaction, financing risks, such as increases in interest rates and restrictions imposed by our credit agreement, risks concerning the future financial performance of the acquired company, failure to successfully integrate the acquired company into our operations or to realize any benefit from the acquisition, and our dependence on contracts with federal government agencies for substantially all of our revenue. These and other risk factors are discussed in Global Defense Technology & System Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.